This 10.0% Convertible Debenture (the “Debenture”) and the securities underlying this Debenture have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

PROTEA BIOSCIENCES GROUP, INC.

10.0% Convertible Debenture

Due July 17, 2012

$400,000.00	April 18, 2012

PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received, hereby promises to pay to West Virginia Jobs Investment Trust Board (the “Holder”), or registered assigns, on July 17, 2012 (the “Maturity Date”), the sum of Four Hundred Thousand Dollars ($400,000.00) (the “Principal Amount”), with accrued and unpaid interest thereon to the registered Holder hereof from the date hereof as provided herein. Payment of the principal hereof and interest on this Debenture will be made at the office or residence of the Holder maintained for that purpose at Fifth Floor, 1012 Kanawha Boulevard, East Charleston, WV 25301 in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event of failure to pay interest on this Debenture as the same shall be due and payable, and subject to the cure provisions of Article Six, the principal hereof, together with accrued and unpaid interest, shall, at the option of the Holder hereof, become immediately due and payable.

ARTICLE ONE

SUBORDINATION

1.1 Senior Indebtedness. As used in this Debenture, the term “Senior Indebtedness” shall mean the principal of and interest on all indebtedness of the Company regardless of whether incurred on, before or after the date of this Debenture (a) for money borrowed from any bank or financial institution, including from Centra Bank, a West Virginia banking corporation, as evidenced by that certain Commercial Loan Agreement, dated August 27, 2009, and any amendments and related documents thereto (the “Centra Loan”), (b) in connection with any renewals or extensions of any indebtedness described in (a) above; and (c) any indebtedness secured by assets of the Company, to the extent of and with respect to such assets; provided, however, that the term shall not include indebtedness which by the terms of the instrument creating or evidencing it is subordinated to or on a parity with this Debenture.

1.2. Subordination. The Company covenants and agrees and the Holder, by acceptance hereof, covenants, expressly for the benefit of holders of Senior Indebtedness, that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment of all principal and interest under the Senior Indebtedness in case of any event of default under the Centra Loan resulting in acceleration of all or any portion of the indebtedness under the Centra Loan, bankruptcy, insolvency, receivership, or other similar proceeding, whether voluntary or otherwise, of or with respect to the Company.

ARTICLE TWO

PAYMENT

2.1 Rate and Payment of Interest. Interest will accrue on the Principal Amount of this Debenture (or any portion thereof that remains unpaid) from the date hereof until the entire Principal Amount is paid, at the rate of 10.0% per annum (computed on the basis of a year of 360 days). The Company shall be required to pay such interest to the Holder, in cash, monthly and in arrears, on or before the 17th day of May, 2012 and each month thereafter to and including the Maturity Date and daily thereafter until the Principal Amount has been paid in full.

2.2 Principal Payment. The Principal Amount shall be due and payable on the Maturity Date. No payments on the Principal Amount shall be due until the Maturity Date.

2.3   Prepayment. Prepayments of the Principal Amount, in whole or in part, and any interest thereon shall be permitted without penalty to the Maker.

2.4   Conversion of Interest into Principal. At the option of the Holder, at any time prior to the payment of interest by the Maker, Holder may elect to convert outstanding interest into principal under this Debenture, such that the Principal Amount shall then include the amount of interest so converted. The election may be made by Holder by written notice to Maker not less than ten (10) days prior to an interest payment date as provided in Section 2.1 above.

ARTICLE THREE

CONVERSION

3.1 Definitions. For purposes of this Debenture the following terms shall have the meaning as set forth below:

“Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

“Conversion” shall mean the conversion of this Debenture into shares of Common Stock of the Company or into shares of Preferred Stock of the Company as herein provided.

“Preferred Stock” shall mean any Company capital stock which is hereafter offered and issued by Company (other than Common Stock).

“Sale of the Company” shall mean (i) the sale of all or substantially all the assets of the Company, or (ii) the transfer, assignment or sale of all of the outstanding capital stock of the Company to one or more persons who collectively own less than twenty percent (20%) of the outstanding capital stock of the Company, by merger, stock sale or otherwise.

“Transaction Documents” shall mean this Debenture, the Warrant, the Information Rights Letter and any documents related to any of the foregoing or the consummation of the transactions contemplated by this Debenture.

3.2 [Intentionally omitted]

3.3 Holder’s Optional Conversion.

(a) At any time after the date hereof, Holder shall have the right, but not the obligation, to convert any or all of the outstanding principal and accrued but unpaid interest under this Debenture into shares of the Common Stock, provided that any incremental amount converted in accordance with this Section 3.3 shall be at at least $15,000 or greater. The number of shares of Common Stock into which this Debenture may be converted shall be determined by dividing (x) the amount of interest and principal being converted by (y) $2.00, subject to adjustment in the manner set forth in Section 3.5, below. Based solely on a conversion of the Principal Amount at an initial conversion rate of $2.00 per share, the Debenture would be convertible for 200,000 shares of Common Stock.

(b) At any time after the date hereof, Holder shall have the right, but not the obligation, to convert any or all of the outstanding principal and accrued but unpaid interest under this Debenture into shares of Preferred Stock, provided that any incremental amount converted in accordance with this Section 3.3 shall be at at least $15,000 or greater. The per share conversion price for the shares of Preferred Stock issued pursuant to such an election by Holder shall be the lowest price paid for such Preferred Stock by other purchasers or purchaser.

3.4 Effect, Mechanics of Conversion.

(a) Upon Conversion, the portions of this Debenture related to the Company’s indebtedness and the Company’s obligations thereunder so converted shall be canceled and Holder shall cease to have any rights except as otherwise provided herein or by applicable law.

(b) The Maker agrees to take all necessary steps to facilitate the Conversion of this Debenture as set forth herein.

(c) As promptly as practicable, and in any event within ten (10) business days after a surrender of this Debenture for Conversion, the Maker shall deliver or cause to be delivered to Holder, certificates representing the Common Stock or Preferred Stock into which the Debenture shall have been converted. Notwithstanding the foregoing, Maker shall not be required to issue capital stock upon surrender of this Debenture for Conversion, and no surrender of this Debenture shall be effective for that purpose, if additional time is necessary to comply with applicable laws in Maker’s reasonable discretion based upon the opinion of its legal counsel; provided, however, that the Company will continue to make any payments to Holder contemplated in this Debenture until the Company issues to Holder the requisite capital stock in consummation of the Conversion. For purposes of this paragraph, surrender of this Debenture shall be made by sending it to the Maker by overnight mail with written notice of Holder’s intent to convert the Debenture into such Common Stock or such Preferred Stock, and the date of surrender shall be deemed to be the day following the day on which this Debenture is placed in overnight mail by Holder.

(d) No fractional shares of capital stock shall be issued upon Conversion of this Debenture. If the Conversion would result in the issuance of any fractional share, the number of shares of capital stock shall be rounded up or down to the nearest whole number, and no cash shall be paid to Holder in lieu of the deficiency, if any.

(e) Holder hereby confirms and acknowledges that (i) the shares of the capital stock to be issued upon Conversion of this Debenture and the exercise of the Warrant (defined below) are being acquired solely for investment and solely for the account of the Holder; (ii) the Holder will not offer, sell or otherwise dispose of any such shares of Common Stock or any such shares of Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws and (iii) the Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The Holder further acknowledges that the certificate[s] evidencing the shares of Common Stock and/or the share of Preferred Stock shall bear a legend to the effect of clause (ii) above.

(f) Holder hereby acknowledges receipt and careful review of this Debenture, the Certificate of Incorporation of the Company and the form of Warrant, and hereby acknowledges its careful review of the Company’s Form 8-K, as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2011, Form 8-K/A, as filed with the SEC on November 14, 2011, Form 10-Q for the period ended September 30, 2011, as filed with the SEC on November 14, 2011, Form 8-K as filed on December 28, 2011, Form 8-K as filed with the SEC on January 25, 2012, and Form 8-K as filed with the SEC on March 6, 2012 (the “1934 Act Filings”). Holder also hereby represents that Holder has been furnished by the Company during the course of this transaction with all information regarding the Company, this Debenture, the Warrant and the Common Stock issuable upon Conversion or exercise thereof (the “Protea Securities”) which Holder has requested or desired to know, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Protea Securities and the affairs of the Company and has received any additional information which Holder has requested. In evaluating the suitability of this investment in the Company, Holder has not relied upon any representations or other information (whether oral or written) other than as set forth in this Debenture, the form of Warrant, the Certificate of Incorporation of the Company, the 1934 Act Filings, and any documents or answers to questions so furnished by the Company.

(g) Holder agrees that, if Holder is requested by the Company or an underwriter (an “Underwriter”) of shares of the Company’s Common Stock or other securities of the Company, Holder will not sell, assign or otherwise transfer or dispose of any Protea Securities or other securities of the Company held by it or under its control for a specified period of time to be specified by the Company or the Underwriter (not to exceed 180 days) following the effective date of a registration statement filed by the Company under the Securities Act. Although the obligations set forth in this provision shall be binding upon Holder and its successors and assigns without the execution of any further agreements or documents memorializing this obligation, if the Company or an Underwriter so requests Holder will execute such further agreements and documents as are requested to further memorialize this obligation. Any such further agreements or documents shall be in a form satisfactory to the Company and the Underwriter. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the specified period.

3.5 Adjustments. The number of shares of Common Stock into which this Debenture may be converted shall be subject to adjustments as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock, as the case may be, into a larger or smaller number of shares, the number of shares of Common Stock into which this Debenture may be converted shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

(b) If the Company declares a dividend on Common Stock payable in capital stock (a “Stock Dividend”), the number of shares of Common Stock for which this Debenture may be converted shall be increased as of the record date for determining which holders shall be entitled to receive such Stock Dividend, in proportion to the increase in the number of outstanding shares of Common Stock as a result of such Stock Dividend.

(c) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this subsection (c) to have issued or sold, Additional Shares of Common Stock (as defined in Section 3.5(f) below)), other than as a Stock Dividend as provided in Section 3.5(b) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3.5(a) above, for an Effective Price (as defined in Section 3.5(f) below) less than the then effective conversion price (initially, $2.00 as provided in Section 3.2 and 3.3 above, the “Conversion Price”), then and in each such case the then existing Conversion Price shall be reduced to be equal to said Effective Price.

(d) For the purpose of making any adjustment required under Section 3.5(c), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent that it consists of property other than cash, be computed at the fair value of that property as deemed in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 3.5(e) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(e) For the purpose of the adjustment required under Section 3.5(c), if the Company issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for such shares the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by the cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted based upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(f) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to Section 3.5(e), other than (A) shares of Common Stock issuable or issued upon conversion of this Debenture; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, splits, recapitalizations and the like) after the date hereof to employees, officers, directors, consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof; (D) shares of Common Stock issued and/or options, warrants, or other rights for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board; (E) shares of Common Stock issued and/or options, warrants or other purchase rights pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board; (F) shares of Common Stock issued or issuable by the Board by reason of a dividend, stock split, or other distribution on shares of Common Stock, that is covered by Sections 3.5(a) and (b). . References to Common Stock in the subsections of this Section 3.5(f) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 3.5(e). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under Section 3.5(e), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3.5(e), for such Additional Shares of Common Stock.

(g) In each case of an adjustment or readjustment of the Conversion Price, if this Debenture is then convertible pursuant to this Article Three, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder in accordance with Section 8.4 herein. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon Conversion of this Debenture, as the case may be.

(h) Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any Sale of the Company or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder of this Debenture at least ten (10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution, (B) the date on which any such Sale of the Company, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Sale of the Company, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

ARTICLE FOUR

WARRANTS

4.1 In addition to this Debenture, the Company has issued to the Holder warrants to purchase up to Eighty-Eight Thousand Eight Hundred Eighty Nine (88,889) shares of Common Stock of the Company, at the exercise price of $2.25 per share (the “Warrant”). The Warrant is non-detachable from the Debenture and cannot be assigned or transferred separately from the Debenture.

ARTICLE FIVE

COVENANTS AND REPRESENTATIONS OF THE COMPANY

5.1 Financial Statements. The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles applied on a consistent basis and shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions. For so long as the Holder holds the Debentures, the Company shall file the periodic reports that it is required to file pursuant to the Securities Exchange Act of 1934, as amended or otherwise shall deliver to the Holder:

(a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated profit or loss statement for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, and a consolidated statement of cash flows for such year, certified, without qualification as to scope of the examination, by independent public accountants of recognized national standing selected by the Company; and

(b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) quarters of the fiscal year an unaudited consolidated profit or loss statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year. Such financial statements shall be accompanied by a certificate of the Chief Financial Officer of the Company certifying that the financial statements are true and complete in all material respects and stating whether or not the Company is in violation of this Debenture or any material agreements to which the Company is a party.

5.2 Use of Proceeds. The Company shall use the Principal Amount for its current working capital needs.

5.3 Securities Laws. The Company represents that it is not in violation of any applicable securities laws, rules or regulations (together “Securities Laws”), the consequence of which would have a material adverse effect on the consummation of the transactions contemplated by this Debenture in accordance with its terms or a material adverse effect on the Company’s business or financial condition; and, Company agrees to and shall at all times hereafter comply with all applicable Securities Laws.

ARTICLE SIX

EVENTS OF DEFAULT

The occurrence of any of the following events of default shall, at the option of the Holder hereof, make all sums of Principal Amount and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, all of which hereby are expressly waived:

6.1 Failure to Pay Principal Amount or Interest. Failure to pay an installment of interest hereon when due and continuance thereof for a period of thirty (30) days after written notice to the Company from the Holder, provided, however, that failure to pay interest on the date that the Principal Amount payment is due and failure to pay the Principal Amount when due shall constitute an immediate default.

6.2 Breach of Covenant. The breach of any covenant or other term or condition of this Debenture and continuance thereof for a period of thirty (30) days after written notice to the Company from the Holder.

6.3 Insolvency; Receiver or Trustee. The Company shall become insolvent or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed.

6.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceeding or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

6.6 Default on Other Loan Agreements. Failure to pay when due any other material obligation for money borrowed or dividend or redemption payments or any default under any other agreement or obligation involving the borrowing of money or the advance of credit, and continuance thereof for a period of one hundred twenty (120) days.

ARTICLE SEVEN

REGISTRATION OF TRANSFER

7.1 Register. The Company shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Company shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

7.2 Lost or Destroyed Debentures. Upon receipt by the Company at its principal office of evidence satisfactory to the company of the loss, theft, destruction or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Company or, in case of any such mutilation, upon surrender and cancellation of this Debenture, the Company will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereof of the date from which interest has accrued.

ARTICLE EIGHT

MISCELLANEOUS

8.1 Entire Debenture. This Debenture and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties, except to the extent assignability is limited herein.

8.2 Governing Law. This Debenture shall be governed by and construed under the laws of the State of Delaware.

8.3 Titles and Subtitles. The titles and subtitles used in this Debenture are used for convenience only and are not to be considered in construing or interpreting this Debenture.

8.4 Notices. Any notice required or permitted under this Debenture shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or by reputable overnight courier such as FedEx and addressed in the following manner:

(a) If to the Holder:

West Virginia Job Investment Trust Board

Fifth Floor

1012 Kanawha Boulevard, East

Charleston, WV 25301

Attention: Executive Director

Telephone No. 304-345-6200

Fax:

(b) If to the Company:

Protea Biosciences Group, Inc.

955 Hartman Run Road

Morgantown, WV 26507

Attention: Stephen Turner

Telephone: 304-292-2226

Fax: 304-292-7101

8.5 Finders’ Fees. Each party represents that it neither is, nor will be, obligated for any finders’ fee or commission in connection with this transaction.

8.6 Indemnification.

(a) The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Holder or any of its partners, employees or representatives is responsible.

(b) The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the company or any of its officers, employees or representatives is responsible.

(c) Holder advises Company that limitations are put on Holder by the Constitution of the State of West Virginia which precludes Holder from becoming responsible for any corporation’s or any other person’s debts or liabilities through indemnification provisions or otherwise, and Company acknowledges it is aware of Holder’s said limitations.

8.7 Amendments and Waivers. Any term of this Debenture may be amended and the observance of any term of this Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively), pursuant to a written agreement of the Company and Holder, and not otherwise.

The Company and any agent of the Company may treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by the manual signature of its President.

PROTEA BIOSCIENCES GROUP, INC.

a Delaware corporation

By: /s/ Stephen Turner

       Stephen Turner, President

Acknowledged and accepted,

intending to be legally bound hereby:

WEST VIRGINIA JOBS INVESTMENT TRUST BOARD

By: /s/ C. Andrew Zulauf_____________________

       C. Andrew Zulauf, Executive Director